(WASTE MANAGEMENT, INC. LOGO)

FOR IMMEDIATE RELEASE

For Further Information:
Waste Management, Inc.
Analysts:
Cherie Rice
713.512.6548
Media:
Sarah Simpson
713.394.2154

WMI#03-26

Waste Management Announces Third Quarter 2003 Earnings

Company Indicates Comfort with Analysts’ Full Year E.P.S Range of Estimates

HOUSTON — October 30, 2003 — Waste Management, Inc. (NYSE: WMI) today announced financial results for its third quarter ended September 30, 2003. Revenues for the quarter were $2.98 billion as compared with $2.90 billion in the year ago period. Net income reported for the quarter was $210 million, or $0.35 per diluted share, compared with net income of $231 million, or $0.38 per diluted share, for the third quarter 2002.

In the first quarter of 2003, Waste Management adopted SFAS No. 143 - Accounting for Asset Retirement Obligations, and also changed its accounting for loss contracts and for certain repair and maintenance activities at its waste-to-energy and IPP plants. If the accounting changes implemented during 2003 had been effective in 2002, diluted earnings per share would have been lower than reported amounts by $0.02 for the third quarter of 2002 and $0.06 for the nine months ended September 30, 2002.

For the nine months ended September 30, 2003, Waste Management reported operating revenues of $8.61 billion as compared with $8.33 billion for the comparable period last year. Net income was $447 million and diluted earnings per share was $0.75 for the current year nine-month period, as compared with $586 million and $0.94, respectively, for the same period in 2002. The 2003 results include the unfavorable impact of cumulative effect of changes in accounting principles of $46 million, or $0.08 per diluted share.

“The Company continued to make progress on many fronts during the third quarter, including pricing, SG&A costs, and our route optimization program,” stated A. Maurice Myers, Chairman, President and Chief Executive Officer of Waste Management. “Revenue growth from base pricing, which excludes our commodity-related changes, was the highest we have seen in several quarters, at 0.8%. This improvement is due, in part, to a reinvigorated price increase program, which will continue into the fourth quarter. SG&A expense as a percent of revenue for the quarter was 10.0%, a 140 basis point reduction from the prior year quarter. Reducing SG&A to this level has been an important long-term goal of ours, and it is rewarding to see our employees’ efforts to reduce costs pay off in such a visible way and earlier than our expectations.

“The WasteRoute program to optimize our residential and commercial routes continues to move forward at a very encouraging pace. As of early October we are confident that we will achieve our stated 2003 goal of eliminating 750 full routes. The amount of the savings associated with eliminating a route, estimated at about $10,000 per route per month on the average, is slower to be realized than initially anticipated. We continue to believe that we can realize the originally targeted savings over time and are working diligently towards that end,” Myers added.

The following important highlights for the quarter were reported:

•	Operating cash flow of $213 million, including the net impact of $325 million related to payment of a class action settlement. Before the class action payment and associated benefits, the operating cash flow for the quarter was $538 million.

•	Free cash flow of negative $74 million.(a) Adjusted free cash flow, adding back the net cash costs related to the payment of the class action lawsuit settlement, was $251 million in the quarter, and $791 million year-to-date.

•	Internal revenue growth of 0.1%, split 0.8% price on the base business and negative 0.7% volume. The price component excludes the combined net negative impact of 0.2% related to higher fuel surcharges, lower recycling commodity prices, and higher electricity rates at Independent Power Production facilities.

•	Capital expenditures of $297 million.

The Company stated that it is still comfortable with the analysts’ range of estimates for the full-year, which is currently $1.20 to $1.30 diluted earnings per share according to Reuters. The Company’s guidance for adjusted free cash flow for the year has been $900 million to $1 billion, and at this time it expects a minimum of $950 million for the full year. This expectation is based on full-year projected capital expenditures of approximately $1.2 billion and proceeds from divestitures of businesses, net of cash divested, and other sales of assets of approximately $60 million, and the net cash impact associated with the payment of the class action settlement of approximately $225 million.

(a)	The Company included its free cash flow, which is a non-GAAP financial measure, herein because the amount of cash produced by the Company from non-financing activities that is available for uses such as the Company’s acquisition program, its share repurchase program, its scheduled debt reduction and the payment of dividends is important to the Company’s capital allocation process and its goal of providing returns to its shareholders. The Company believes that this measure, which is used internally by management, is important to its investors. Free cash flow is defined by the Company as:

•	Net cash provided by operating activities

•	Less, capital expenditures

•	Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets

The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company has scheduled an investor and analyst conference call for later today to discuss the results of today’s earnings announcement. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 10:00 a.m. eastern time, 9:00 a.m. central time, and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select “Live Webcast: 3Q03 Earnings Report.” You may also listen to the conference call by telephone by contacting the conference call operator at (877) 710-6139, 5-10 minutes prior to the scheduled start time, and asking for the “Waste Management Conference Call — Call ID 2659101.” For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 1:00 p.m. central time October 30th through 5:00 p.m. on November 13th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial (800) 642-1687 and enter reservation code 2659101.

Waste Management, Inc. is its industry’s leading provider of comprehensive waste management services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

Certain statements contained in this press release include statements that are “forward-looking statements.” Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2003 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company, from time to time, provides estimates of financial and other data relating to future periods. Such estimates and other information are the Company’s expectations at the point in time of issuance but may change at some future point in time. By issuing such estimates the Company has no obligation, and is not undertaking any obligation, to update such estimates or provide any other information relating to such estimates.

•	possible changes in our estimates of site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments;

•	the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations, as well as our ability to obtain and maintain permits needed to operate our facilities;

•	the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

•	possible charges against earnings as a result of shut-down operations, uncompleted acquisitions, development or expansion projects or other events;

•	the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

•	the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

•	the effect that price fluctuations on commodity prices may have on our operating revenues;

•	the outcome of litigation or threatened litigation;

•	the effect competition in our industry could have on our profitability ;

•	possible diversions of management’s attention and increases in operating expenses due to efforts by labor unions to organize our employees;

•	possible increases in operating expenses due to fuel price increases or fuel supply shortages;

•	the effects of general economic conditions, including the ability of insurers to fully or timely meet their contractual commitments and of surety companies to continue to issue surety bonds;

•	the need for additional capital if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we cannot obtain additional capital on acceptable terms if needed;

•	possible errors or problems upon implementation of new information technology systems; and

•	possible fluctuations in quarterly results of operations or adverse impacts on our results of operations as a result of the adoption of new accounting standards or interpretations.

Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

####

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,

	2003	2002

Operating revenues	$2,975	$2,896

Costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	1,920	1,791
Selling, general and administrative	297	331
Depreciation and amortization	325	311
Restructuring	—	1
Asset impairments and unusual items	(2)	(3)

	2,540	2,431

Income from operations	435	465

Other income (expense):
Interest expense	(110)	(118)
Minority interest	(2)	(1)
Interest income and other, net	6	6

	(106)	(113)

Income before income taxes	329	352
Provision for income taxes	119	121

Net income	$210	$231

Basic earnings per common share	$0.36	$0.38

Diluted earnings per common share	$0.35	$0.38

Basic common shares outstanding	589.8	610.4

Diluted common shares outstanding	593.8	613.2

Cash dividends declared per common share	$0.01	$0.01

Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
Net income	$210	$218
Basic earnings per common share	$0.36	$0.36
Diluted earnings per common share	$0.35	$0.36

Note:	Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the three months ended September 30, 2002, $45 million was reclassified.

(1)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Quarters Ended September 30,

	2003	2002

EPS Calculation:
Diluted net income	$210	$231

Shares outstanding	584.9	608.7
Effect of weighting	4.9	1.7

Basic common shares outstanding	589.8	610.4
Adjustments:
Dilutive effect of common stock options, stock warrants and other contingently issuable shares	4.0	2.8

Diluted common shares outstanding	593.8	613.2

Basic earnings per common share	$0.36	$0.38

Diluted earnings per common share	$0.35	$0.38

(2)

Waste Management, Inc.
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,

	2003	2002

Operating revenues	$8,606	$8,330

Costs and expenses:
Operating (exclusive of depreciation and amortization shown below)	5,600	5,088
Selling, general and administrative	921	1,034
Depreciation and amortization	952	918
Restructuring	43	38
Asset impairments and unusual items	(9)	(9)

	7,507	7,069

Income from operations	1,099	1,261

Other income (expense):
Interest expense	(329)	(352)
Minority interest	(5)	(4)
Interest income and other, net	21	18

	(313)	(338)

Income before income taxes	786	923
Provision for income taxes	293	339

Income before cumulative effect of changes in accounting principles	493	584
Cumulative effect of changes in accounting principles, net of income tax benefit of $31 in 2003 and expense of $0 in 2002	(46)	2

Net income	$447	$586

Basic earnings per common share:
Income before cumulative effect of changes in accounting principles	$0.84	$0.95
Cumulative effect of changes in accounting principles	(0.08)	—

Net income	$0.76	$0.95

Diluted earnings per common share:
Income before cumulative effect of changes in accounting principles	$0.83	$0.94
Cumulative effect of changes in accounting principles	(0.08)	—

Net income	$0.75	$0.94

Basic common shares outstanding	591.7	617.1

Diluted common shares outstanding	594.6	621.9

Cash dividends declared per common share	$0.01	$0.01

Pro forma income and earnings per common share assuming changes in accounting principles are applied retroactively:
Income before cumulative effect of changes in accounting principles	$493	$547
Basic earnings per common share before cumulative effect of changes in accounting principles	$0.84	$0.89
Diluted earnings per common share before cumulative effect of changes in accounting principles	$0.83	$0.88

Note:	Effective April 1, 2002, certain costs and expenses that were previously included in selling, general and administrative expenses were reclassified to operating expenses as a result of the March 2002 reorganization and to conform with the 2003 presentation. For the nine months ended September 30, 2002, $88 million related to the second and third quarters of 2002 was reclassified.

(3)

Waste Management, Inc.
Earnings Per Share
(In Millions, Except Per Share Amounts)
(Unaudited)

	Nine Months Ended September 30,

	2003	2002

EPS Calculation:
Income before cumulative effect of changes in accounting principles	$493	$584
Adjustments:
Interest on convertible securities, net of income taxes	—	1

Diluted income before cumulative effect of changes in accounting principles	493	585
Cumulative effect of changes in accounting principles	(46)	2

Diluted net income	$447	$587

Shares outstanding	584.9	608.7
Effect of weighting	6.8	8.4

Basic common shares outstanding	591.7	617.1
Adjustments:
Dilutive effect of common stock options, stock warrants and other contingently issuable shares	2.9	3.7
Dilutive effect of convertible subordinated notes	—	1.1

Diluted common shares outstanding	594.6	621.9

Basic earnings per common share:
Income before cumulative effect of changes in accounting principles	$0.84	$0.95
Cumulative effect of changes in accounting principles	(0.08)	—

Net income	$0.76	$0.95

Diluted earnings per common share:
Income before cumulative effect of changes in accounting principles	$0.83	$0.94
Cumulative effect of changes in accounting principles	(0.08)	—

Net income	$0.75	$0.94

(4)

Waste Management, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	September 30,	December 31,
	2003	2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$523	$264
Receivables, net	1,649	1,644
Other	654	792

Total current assets	2,826	2,700
Property and equipment, net	10,796	10,612
Goodwill	5,224	5,079
Other intangible assets, net	155	105
Other assets	1,185	1,135

Total assets	$20,186	$19,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued liabilities, and deferred revenues	$2,556	$2,942
Current portion of long-term debt	558	231

Total current liabilities	3,114	3,173
Long-term debt, less current portion	8,002	8,062
Other liabilities	3,420	3,069

Total liabilities	14,536	14,304
Minority interest in subsidiaries	44	19
Stockholders’ equity	5,606	5,308

Total liabilities and stockholders’ equity	$20,186	$19,631

(5)

Waste Management, Inc.
Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Nine Months Ended September 30,

	2003	2002

Cash flows from operating activities:
Net income	$447	$586
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of changes in accounting principles	46	(2)
Depreciation and amortization	952	918
Other	266	121
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(425)	(96)

Net cash provided by operating activities	1,286	1,527

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(244)	(125)
Capital expenditures	(798)	(914)
Net proceeds from restricted funds, business divestitures, asset sales and other	280	256

Net cash used in investing activities	(762)	(783)

Cash flows from financing activities:
New borrowings	83	498
Debt repayments	(99)	(781)
Common stock repurchases	(264)	(561)
Exercise of common stock options and warrants	21	25
Other	(7)	—

Net cash used in financing activities	(266)	(819)

Effect of exchange rate changes on cash and cash equivalents	1	1

Increase (decrease) in cash and cash equivalents	259	(74)
Cash and cash equivalents at beginning of period	264	730

Cash and cash equivalents at end of period	$523	$656

(6)

Waste Management, Inc.
Summary Data Sheet
(Dollar amounts in Millions)
(Unaudited)

	Quarters Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Operating Revenues by Lines of Business
NASW:
Collection	$1,984	$1,953	$1,950
Landfill	703	690	708
Transfer	420	407	388
Wheelabrator	205	203	201
Recycling and other	231	220	176
Intercompany	(568)	(558)	(527)

Operating revenues	$2,975	$2,915	$2,896

Internal Growth of Operating Revenues from Comparable Prior Periods
Internal growth	-0.1%	0.9%	0.9%
Less: Price changes due to recycling commodities, electricity (IPP), and fuel surcharge	-0.2%	0.7%	1.0%

Adjusted internal growth	0.1%	0.2%	-0.1%

Acquisition Summary (a)
Gross annualized revenue acquired	$120	$92	$52

Total consideration	$68	$89	$65

Cash paid for acquisitions	$65	$85	$59

Recycling Segment Supplemental Data (b)
Operating revenues	$138	$136	$93

Operating expenses (exclusive of depreciation and amortization)	$119	$116	$74

	Quarters Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003	2002

Free Cash Flow Analysis (c)
Net cash provided by operating activities	$213	$643	$1,286	$1,527
Capital expenditures	(297)	(362)	(798)	(914)
Proceeds from divestitures of businesses, net of cash divested, and other sales of assets	10	11	44	82

Free cash flow	(74)	$292	532	$695

Pro forma adjustments:
Shareholder litigation payments, net of income tax and other	325		259

Adjusted free cash flow	$251		$791

(a)	Represents amounts associated with business acquisitions consummated during the indicated periods.

(b)	Information provided is after the elimination of intercompany revenues and related expenses.

(c)	The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(7)

Waste Management, Inc.
Summary Data Sheet
(Dollar amounts in Millions)
(Unaudited)

	Quarters Ended

	September 30,	June 30,	September 30,
	2003	2003	2002

Balance Sheet Data
Cash and cash equivalents	$523	$753	$656

Debt-to-total capital ratio:
Long-term indebtedness, including current maturities	$8,560	$8,458	$8,526
Total equity	5,606	5,584	5,410

Total capital	$14,166	$14,042	$13,936

Debt-to-total capital	60.4%	60.2%	61.2%

Capitalized interest	$6	$5	$5

Other Operational Data
Internalization of waste, based on disposal costs	63.9%	64.2%	65.0%

Total landfill disposal volumes (tons)	31.0	30.1	30.8
Total Waste to Energy disposal volumes (tons)	1.9	1.9	1.9

Total disposal volumes (tons)	32.9	32.0	32.7

Active landfills	289	289	299

Landfills reporting volume	267	266	274

Landfills Included in Operating Groups: Expense Under Current Method -
Non — SFAS No. 143 amortization expense	$98.5	$98.0
Amortization expense related to SFAS No. 143 obligations	15.4	14.9

Total amortization expense	113.9	112.9
Accretion and other related expense	11.8	12.5

Landfill amortization, accretion and other related expense	$125.7	$125.4

Expense Under Historical Method -
Landfill amortization expense			$107.0
Landfill final closure and post closure expense			7.3

Landfill amortization and final closure and post closure			$114.3

(8)